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                                                                   EXHIBIT 10.42


                        COLLABORATIVE RESEARCH AGREEMENT

         This Collaborative Research AGREEMENT (herein "AGREEMENT") made on December, 18 2002, by and between THE SCHOOL OF PHARMACY, UNIVERSITY OF LONDON having a place of business located at 29-39 Brunswick Square, London WC1N 1AX ("SOP") and DOR BioPharma, Inc., whose registered office is 28101 Ballard Drive, Lake Forest, Illinois 60045 (the "COMPANY")

                                    RECITALS

         WHEREAS, SOP is pursuing research in the area of microencapsulated vaccines.

         WHEREAS, the COMPANY is willing to sponsor such research.

         WHEREAS, the COMPANY desires to obtain certain rights to patents and technology resulting from the research.

         WHEREAS, the SOP is willing to grant certain rights to patents and technology that result from the research.

         NOW THEREFORE, in consideration of the mutual covenants and promises herein made, the SOP and the COMPANY agree as follows:

         In consideration of the sum of one hundred thousand dollars ($100,000
USD) exclusive of VALUE ADDED TAX, payable quarterly in advance and of the obligations of the COMPANY set out hereunder SOP will use all reasonable endeavours to undertake a programme of research entitled entitled, "microencapsuled delivery of vaccines", details of which are contained in Annex 1 ("THE PROJECT"), described on Annex I in accordance with the terms and conditions set out hereafter.

1        DURATION

         This contract shall commence on the Effective Date of this Agreement, or on such other date as may be agreed between the parties in writing, and terminate one (1) year later unless extended by mutual agreement of the Parties in writing or prematurely terminated in accordance with the provisions of Clause 8 below.

2        REPORTS

         SOP personnel shall meet with the COMPANY at such times as the COMPANY requests to provide a verbal report on the PROJECT. SOP shall provide written progress reports to the COMPANY every six months and after completion shall provide a final report.

3        PERSONNEL

         The PROJECT will be supervised by Dr. Oya Alpar ("PRINCIPAL INVESTIGATOR") of the THE PROJECT at SOP or such other member or members of staff as the COMPANY and SOP shall mutually agree. The PRINCIPAL INVESTIGATOR will have the assistance of a RESEARCH WORKER(S) who will be supported from the funds made available by the COMPANY under this Agreement. The PROJECT CO-ORDINATOR within the COMPANY will be Dr. Robert N. Brey.


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4        PAYMENT

4.1 Payment by the COMPANY shall be made quarterly in advance according to the Schedule in Annex 2 (FINANCIAL SUMMARY) upon submission of an invoice by SOP. Said invoice shall include VALUE ADDED TAX at the prevailing rate, if applicable. Payment by the COMPANY shall be made within 30 days of the presentation of the invoice.

4.2 In the event of premature termination under Clause 8 hereof final payment shall include those costs incurred and falling due for payment up to the date of termination and also for expenditure falling due for payment thereafter which arises from commitments reasonably and necessarily incurred by SOP for the performance of the PROJECT prior to the date of termination.

5        OWNERSHIP OF RESULTS

5.1 For the avoidance of doubt all background information and know-how used in connection with the PROJECT shall remain the property of the Party introducing the same.

5.2 The intellectual property rights arising from the PROJECT shall vest in SOP which reserves the right to determine whether or not, and in which countries, patent applications shall be filed. Within thirty days (30) from disclosure of an invention arising from THE PROJECT, SOP shall notify the Company in writing of such disclosure. SOP shall grant the COMPANY right of first refusal to an exclusive license to use, or have used, have made, PROJECT intellectual property rights under terms to be negotiated in good faith.

5.3 SOP and the PRINCIPAL INVESTIGATOR will grant to the COMPANY, an exclusive worldwide license to Know-How relating to the delivery of microencapsuled vaccines. Know-How shall be defined as, any information and materials, including but not limited to, information, processes, formulas, data, know-how and trade secrets, published or not, patentable or otherwise, which relate to microencapsuled delivery of vaccines, which are in the SOP's or the PRINCIPAL INVESTIGATOR's possession or control and as to which the COMPANY has the right to license or sublicense, and which relate to the development, manufacture, marketing, use or sale of Products. Such know-how shall include, without limitation, all chemical, pharmaceutical, toxicological, clinical, assay control, manufacturing, regulatory, and any other information used or useful for the development and/or regulatory approval of vaccines.

6        CONFIDENTIALITY

         Any information relating to the COMPANY's operations shall be regarded as confidential and shall not, without the prior written consent of the COMPANY be used (except in connection with the PROJECT), published, or disclosed by SOP, the PRINCIPAL INVESTIGATOR or the RESEARCH WORKER(S). This restriction does not apply to information which is, or at the time of publication or disclosure has become, public knowledge through no act or default of SOP, the PRINCIPAL INVESTIGATOR or the RESEARCH WORKER(S).



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7        PUBLICATION

         Notwithstanding the provisions of clause 6 above, the COMPANY recognises that SOP may wish to publish information derived from the PROJECT in the academic press and/or to divulge such information at academic meetings or symposia. Any such publications or disclosure may only be made after the PRINCIPAL INVESTIGATOR of SOP has submitted copies of same to the PROJECT CO-ORDINATOR of the COMPANY, who may require a delay in publication or disclosure to protect the COMPANY's commercial interests and removal of any confidential information of the COMPANY. Any such delay shall be kept to a minimum and shall in no case exceed a period of six months from submission. Publications arising out of the PROJECT shall carry an acknowledgement of the financial support of the COMPANY, unless the COMPANY requests otherwise.

8        TERMINATION

         The COMPANY or SOP may terminate the Agreement by giving three months written notice by recorded or registered post to the other party where it considers termination justified on the grounds that no further purpose would be served by continuing the PROJECT. Notice of termination will only be given by either party after full discussion with the other party of the reasons for the proposal to give such notice.

9        LIABILITY

9.1 SOP shall use all reasonable endeavours to ensure the accuracy of the work performed and any information given. However SOP makes no warranty, express or implied, as to accuracy and will not be held responsible for any consequences arising out of any inaccuracies or omissions.

9.2 The parties agree and declare that the obligations of SOP and its employees shall cease upon delivery of the reports and that no liability whatsoever either direct or indirect shall rest upon them for the effects of any product or process that may be produced by the COMPANY or any other party, notwithstanding that the formulation of such product or process may be based on the findings of the PROJECT.

9.3 Neither party shall be liable to the other for any death or injury, unless it is caused by the negligence of that party or its representatives nor shall it be liable to the other for any other loss or damage whatsoever unless it is caused by its wilful default of that or that of its representatives.

10       FORCE MAJEURE

In the event that either party is delayed or impeded in the performance of its obligations hereunder by any cause beyond its reasonable control it shall be entitled to such extension of time for such performance as may be fair and reasonable in all the circumstances.

13       NOTICES

Any notice to be given under this Agreement shall be sent by facsimile and confirmed by mail to the following addresses:

SOP               Dr Adam Hajjar
                  Commercial Development Office
                  The School of Pharmacy, University of London
                  29-39 Brunswick Square
                  London WC1N 1AX

                  Tel:     +44 (0)20 7753 5967
                  Fax:     +44 (0)20 7753 5968

COMPANY

                  Attention: President
                  DOR BioPharma, Inc.
                  28101 Ballard Drive
                  Lake Forest, Illinois 60045
                  USA

                  Tel:     (847) 573-8990
                  Fax:     (847) 573-9285




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12       ARBITRATION

     In the event of a dispute arising between the parties hereto as to the true intent and meaning of this Agreement or the implementation thereof in any way the said dispute shall be conducted before a single arbitrator to be appointed failing agreement between the parties by the President for the time being of the Institute of Arbitrators. The decision by the arbitrator shall be final and binding upon and enforceable against the parties.

13       APPLICABLE LAW

     This Agreement and all terms, provisions and conditions of the Project and all questions of construction, validity and performance under this Agreement shall be governed by English Law.

Signed for and on behalf of SOP by


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Name:

Position:


Signed for and on behalf of the COMPANY by


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Name:

Position:


                              ANNEX 1 - THE PROJECT

1.       Intranasal and oral microencapsuled delivery of anthrax vaccine
2.       Intranasal and oral microencapsuled delivery of plague vaccine
3.       Intranasal and oral microencapsuled delivery of smallpox vaccine





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